UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant 

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☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN BILTRITE INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN BILTRITE INC.

57 River Street

Wellesley Hills, Massachusetts 02481

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

MAY 9, 2011

__________________

To the Stockholders of American Biltrite Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of American Biltrite Inc., (the “Company”) will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York on Wednesday May 9, 2011 at 2:30 P.M., local time, for the following purposes:

1. To elect three nominees named in the Company's proxy statement, who will hold office until the Annual Meeting of Stockholders in 2014 and until their successors are duly elected and qualified.

2. To transact any other business that may properly come before the meeting or any adjournment thereof.

The close of business on March 17, 2011 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2010 is available online at www.ambilt.info. A printed Annual Report and/or proxy statement may be obtained, without charge, by sending a written request with your name and mailing address to: American Biltrite Inc., 57 River Street, Suite 302, Wellesley Hills, MA 02481, Attention Henry W. Winkleman, by email with your name and mailing address to proxy@ambilt.com or by calling the Company at 877-237-6655. The Company will promptly deliver an Annual Report and/or proxy statement upon receipt of such request.

It is desirable that the stock of the Company should be represented as fully as possible at the Annual Meeting. Please sign, date and return the proxy card to be provided to you in the envelope to be provided to you, which requires no postage if mailed in the United States. If you should attend the Annual Meeting, you may vote in person, if you wish, whether or not you have sent in your proxy. If you plan to attend the Meeting and wish to vote in person, the Company will give you a ballot at the Meeting; however, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your broker, bank or other nominee and bring to the Meeting a “legal proxy” authorizing you to vote your “street name” shares held at the close of business on March 17, 2011. Your vote at the meeting will revoke any prior proxy you may have submitted.

Securities and Exchange Commission rules allow the Company to furnish proxy materials to its stockholders on the internet. You can now access proxy materials at www.ambilt.info.

By Order of the Board of Directors

AMERICAN BILTRITE INC.

Henry W. Winkleman

Secretary

Wellesley Hills, Massachusetts

March 24, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. If your shares are held in the name of a broker, bank or nominee, you should provide instructions to your broker, bank or nominee on how to vote your shares. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A broker, bank or nominee, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

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PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board") of American Biltrite Inc. (the "Company") of proxies to be used in voting at the Annual Meeting of Stockholders (the "Meeting") to be held on May 9, 2011 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York at 2:30 P.M., local time, and at any adjournment thereof. The principal executive offices of the Company are located at 57 River Street, Wellesley Hills, Massachusetts 02481. The cost of the solicitation will be paid by the Company. It is expected that the solicitation of proxies will be by the Company by mail only, but may also be made by overnight delivery service, facsimile, personal interview, e-mail or telephone by directors, officers or employees of the Company. The Company will request banks and brokers holding stock in their names or custody, or in the names of nominees for others, to forward copies of the proxy material to those persons for whom they hold such stock and, upon request, will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith. This proxy statement and the accompanying proxy card, together with the Company’s annual report to stockholders for the year ended December 31, 2010 are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to stockholders on or about March 24, 2011.

Proxies in the accompanying form, properly executed, duly returned to the Company and not validly revoked, will be voted at the Meeting (including adjournments) in accordance with your instructions, or if no instruction is given in the proxy as to how to vote the shares with respect to one or more proposals, the shares will be voted FOR the nominees for director in proposal 1 and in the discretion of the named proxies for any other proposal which may be considered at the Meeting. If your shares are held in “street name” through a broker, bank or other nominee, you should provide your broker, bank or nominee instructions on how to vote those shares on a proposal if you wish to direct how those shares will be voted on that proposal. To ensure that your broker, bank or nominee receives your instructions, you should promptly complete, sign and send to your broker, bank or nominee the voting instruction form to be provided to you in the envelope to be provided to you.

Any stockholder giving a proxy retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by submitting a later dated proxy, by written notice of revocation delivered to the Secretary of the Company before the Meeting, or by voting the shares subject to such proxy in person at the Meeting. If you hold your shares through a broker, bank or other nominee, you will need to contact them to revoke any proxy granted by them with respect to your shares. Attendance at the Meeting in person will not be deemed to revoke a proxy unless the stockholder votes the shares which are subject to the proxy in person at the Meeting. Stockholders of record may vote their shares by returning the proxy card or by attending the Meeting and voting in person. Votes provided by mail must be received by 10:00 a.m. eastern daylight time on May 9, 2011. If you plan to attend the Meeting and wish to vote in person, the Company will give you a ballot at the Meeting; however, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your broker, bank or other nominee and bring to the Meeting a “legal proxy” authorizing you to vote your “street name” shares held at the close of business on March 17, 2011.

On March 17, 2011, there were issued and outstanding 3,441,357 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof, and those entitled to vote will have one vote for each share held.

A quorum for the consideration of election of directors or any question at the Meeting will consist of a majority in interest of all stock issued and outstanding and entitled to vote upon that question. A plurality of the votes properly cast for the election of a director at the Meeting is required to elect a director. On all other matters, a majority of the votes properly cast upon the question at the Meeting is required to decide the question. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present.

Shares represented by proxies marked “WITHHELD” with regard to the election of directors will be counted for purposes of determining whether there is a quorum at the Meeting, but will not be voted in the election of directors, and therefore, will have no effect on the determination of the outcome of the votes for the election of directors.

A “broker non-vote” occurs with respect to shares as to a proposal when a broker, bank or intermediary who holds shares of record in its name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker bank or intermediary holding your shares in its name will not be permitted to

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vote such shares with respect to the proposal to elect three directors to be voted on at the Meeting without instruction from you. Abstentions and broker non-votes, if any, will have no effect on the outcome of proposal 1. A proxy marked "WITHHOLD" will have the same effect as an abstention.

The Company’s website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company’s stockholders will receive a Notice of Internet Availability, which will be mailed on or about March 24, 2011.

By the date of mailing of the Notice of Internet Availability through the conclusion of the Meeting, stockholders will be able to access all of the proxy materials on the internet www.ambilt.info. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including the Company’s annual report to stockholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability.

DELIVERY OF PROXY MATERIAL AND ANNUAL REPORTS TO HOUSEHOLDS

The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement and notice of internet availability of those documents to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2010, this proxy statement and Notice of Internet Availability.

If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of the Company's annual report for the year ended December 31, 2010, this proxy statement and Notice of Internet Availability is delivered may obtain a separate annual report for the year ended December 31, 2010, proxy statement and/or Notice of Internet Availability without charge by sending a written request to: American Biltrite Inc., 57 River Street, Wellesley Hills, Massachusetts 02481, attention Henry W. Winkleman, or by email with your name and address to proxy@ambilt.com or by calling the company at 877-237-6655. The Company will promptly deliver an annual report for the year ended December 31, 2010, proxy statement and/or Notice of Internet Availability upon request. Beneficial owners who reside at a shared address and who wish to receive separate copies in the future of the Company’s annual reports, proxy statements and notices of internet availability may direct such requests to the same physical or email address or telephone number provided above.

Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements, you must contact your broker, bank or other intermediary to revoke your consent to householding.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. The term for each class is three years with the term for each class expiring at successive Annual Meetings of Stockholders. Stockholders are being asked to elect three Class III directors at the Meeting. The Board currently consists of ten directorships, with nine directors currently serving on the Board, with three directors in Class I, three directors in Class II and three directors in Class III. In 2010, the Board of Directors appointed Mr. Mark S. Newman to serve as a Class I director. In January 2011, the Company's then director Mrs. Natalie S. Marcus passed away. Mrs. Marcus was a Class III director, and the directorship formerly held by her is currently vacant. The Board has not yet determined what action it will take regarding the vacancy currently on the Board.  Only three nominees are named for election as Class III directors at the Meeting and no nominee is proposed for election at the Meeting for the current Class III directorship vacancy that was formerly held by Mrs. Marcus.  Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The individuals named as proxies on a properly completed proxy will be voted for the election of the nominees named in Class III below unless otherwise instructed. The term of those Class III directors elected at the Meeting will expire at the Annual Meeting of Stockholders held in 2014 and those directors will hold office until the election and qualification of their successors or until their earlier death, resignation, retirement, disqualification or removal from office. Should any person named below be unable or unwilling to serve as a director, persons named as proxies intend to vote for such other person as the Board may recommend. Each nominee is currently a director of the Company.

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The following table sets forth the name, age and principal occupation of each of the nominees for election as director and each current director, by class, who is expected to continue to serve as a director following the Meeting, together with a statement as to the period during which he or she has served as a director of the Company

Name (Age)	Business Experience and Other Directorships	Expiration of Present Term
Nominee Directors
CLASS III
Mark N. Kaplan, Esq. (81)	Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP, law firm, since 1999. Director of the Company since 1982. Director of: Autobytel Inc.; and Volt Information Sciences, Inc.; Former Director of: Congoleum Corporation ("Congoleum") from 1995 to 2010; DRS Technologies Inc. from 1989 to 2009; and REFAC Technologies Development Corporation from 1967 to 2007. Mr. Kaplan’s qualifications to serve on the Board include: experience and knowledge of the law and legal practice, corporate governance expertise, past management experience, and an in depth understanding of the Company and its products resulting from service on the Board for over 29 years.	2011

William M. Marcus (73)	Executive Vice President and Treasurer of the Company. Director of the Company since 1966. Director of Aqua Bounty Technologies, Inc. since 1991 and formerly a director of Congoleum Corporation from 1993 to 2010 and Reebok International Ltd. from 1981 to 1998. Mr. Marcus’s qualifications to serve on the Board include: experience as director of four public companies, knowledge and experience in the areas of employee benefits, pension plan administration, cash management and insurance, and an in depth understanding of the business from a 51 year career at the Company, including 45 years service as a director.	2011

Kenneth I. Watchmaker (68)	Former Executive Vice President and Chief Financial Officer of Reebok International Ltd. from 1995 to 2006. Former partner at Ernst & Young. Director of the Company since 1995. Director of Global Partners L.P. since 2008. Mr. Watchmaker’s qualifications to serve on the Board include: experience and knowledge in finance, accounting, Securities and Exchange Commission reporting compliance, and corporate internal controls, experience as a partner of a global accounting firm and corporate management experience as Executive Vice President and Chief Financial Officer of a major large public corporation.	2011

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Name (Age)	Business Experience and Other Directorships	Expiration of Present Term
Incumbent Directors
Class I
Richard G. Marcus (63)	President and Chief Operating Officer of the Company and a director of the Company since 1982. Executive Vice President of Congoleum since 2010 and former Vice Chairman of the Board of Directors of Congoleum from 1994 to 2010. Mr. Marcus’s qualifications to serve on the Board include: extensive experience in the operations of both manufacturing businesses and jewelry distribution. Mr. Marcus has an in depth understanding of all aspects of the Company acquired during his 42 year career, including service as its President for the last 28 years. He also has significant experience in the flooring industry acquired as Congoleum’s Executive Vice President and Vice Chairman for 18 years as well as through involvement with the Company’s former Amtico flooring division.	2012

Leo R. Breitman (70)	Former Chairman and Chief Executive Officer, Fleet Bank-Massachusetts from 1992 to 2004. Director of the Company since 2004. Former Director of: Metris Companies Inc. from September 2004 to December 2005; and Refco, Inc. from January 2005 to January 2006. Mr. Breitman’s qualifications to serve on the Board include: experience as chief executive officer of a leading financial institution and extensive knowledge of the banking industry that includes lending practices, debt refinancing, banking relationships and treasury operations.	2012

Mark S. Newman (61)	Chairman of the Board since 1995 and Chief Executive Officer since 1994 of DRS Technologies, Inc., a high technology defense supplier and a wholly owned subsidiary of Finmeccanica S.P.A.(since 2008). Director of the Company since 2010. Director of Business Executives for National Security (BENS) a nationwide non-partisan organization to help enhance the nation's security. Former director of Congoleum from 2000 to 2010 and EFJ, Inc. from 2006 to 2009. Mr. Newman’s qualifications to serve on the Board include: extensive executive management experience and financial expertise as President and Chief Executive Officer of a publicly traded global defense company.	2012

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Name (Age)	Business Experience and Other Directorships	Expiration of Present Term
Incumbent Director
Class II
John C. Garrels III (71)	Former Director, Global Banking, The First National Bank of Boston, a national banking association from 1984 to 1991. Director of the Company since 1977. Mr. Garrels’ qualifications to serve on the Board include: global banking experience including lending, asset/liability management, credit policies and procedures, and treasury functions and his in depth understanding of the Company and its products obtained over the 34 years he has served on the Board.	2013

James S. Marcus (81)	Former General Partner, Goldman, Sachs & Co., investment bankers, from 1964 to 1982. Former Director of Insight Communications Company, Inc. from 2000 to 2005. Director of the Company since 1971. Mr. Marcus’s qualifications to serve on the Board include: extensive experience and knowledge in both finance and investment banking as well as an in depth understanding of the Company and its products resulting from service on the Board for over 41 years.	2013

Roger S. Marcus (65)	Chairman of the Board and Chief Executive Officer of the Company since 1981. Director of the Company since 1982. Chairman of the Board of Directors and Chief Executive Officer of Congoleum since 1993. Mr. Marcus’s qualifications to serve on the Board include: extensive experience in the operations of manufacturing businesses including detailed knowledge of the flooring industry resulting from his years leading Congoleum Corporation and the Company’s former Amtico flooring division. Mr. Marcus has an in depth understanding of all aspects of the Company’s business acquired over his 44 year career with the Company, and significant executive management experience as Chief Executive Officer of American Biltrite Inc. for 28 years and Congoleum for 18 years.	2013

Note: Roger S. Marcus and Richard G. Marcus are brothers and are cousins of William M. Marcus. James S. Marcus is not related to Roger, Richard or William Marcus. Natalie S. Marcus, a director of the Company who passed away in January 2011, was the mother of Roger S. Marcus and Richard G. Marcus and the aunt of William M. Marcus.

Individuals (and with respect to Mrs. Marcus, her estate) who together beneficially own approximately 54.7% of the outstanding Common Stock as of March 17, 2011 have identified themselves as persons who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of the Company, and their voting of shares of Common Stock in a manner consistent with each other. Accordingly, these individuals may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-5 thereunder. In light of the existence of this “group,” the Company is a “controlled company,” as that term is defined in Section 801 of the NYSE Amex’s Company Guide. As a result of the Company’s status as a “controlled company,” it may avail itself of exceptions to the NYSE Amex’s corporate governance standards that generally require a company whose stock is listed for trading on the NYSE Amex to have a majority of its board of directors consist of independent directors, to have director nominations selected or recommended for the board’s selection by either a nominating committee comprised solely of independent directors or by a majority of the independent directors

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and to have officer compensation determined or recommended to the board for determination either by a compensation committee comprised of independent directors or by a majority of the independent directors. Pursuant to the NYSE Amex’s independence standards, the Company’s Board of Directors has determined that the following six of its directors are independent: Leo R. Breitman, John C. Garrels III, Mark N. Kaplan, James S. Marcus, Kenneth I. Watchmaker and Mark S. Newman. In determining Mr. Kaplan's independence, the Board considered Mr. Kaplan's Of Counsel status with the law firm Skadden, Arps, Slate, Meagher & Flom LLP, which firm the Company retained for a variety of legal matters in 2010 and 2011 and proposes to retain during the remainder of 2011.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTOR.

EXECUTIVE OFFICERS

The following table sets forth certain information relating to the executive officers of the Company.

Executive Officer (Age)	Position	Executive Officer Since(1)

Roger S. Marcus (65)	Chief Executive Officer of the Company. Chief Executive Officer of Congoleum since 1993.	1981

Richard G. Marcus (63)	President and Chief Operating Officer of the Company. Executive Vice President since 2010 and former Vice Chairman from 1994 to 2010, of Congoleum.	1982

William M. Marcus (73)	Executive Vice President and Treasurer of the Company.	1966

Howard N. Feist III (54)	Vice President-Finance and Chief Financial Officer of the Company. Chief Financial Officer and Secretary of Congoleum since 1988.	2000

Michael Merkx (44)	Vice President and General Manager, Tape Products Division.	2009

Roch Leblanc (54)	Vice President and General Manager, American Biltrite (Canada) Ltd.	2008

Henry W. Winkleman (66)	Vice President, Corporate Counsel, and Secretary of the Company.	1989

(1)All of the Company’s executive officers have held their current positions for more than five years, except for Roch Leblanc and Michael Merkx. Prior to being named an executive officer in 2008, Mr. Leblanc was President and Chief Executive Officer of Advanced Fiber Technologies, Inc. from 2002 to 2007. Prior to being named an executive officer in 2009, Mr. Merkx held the positions of Vice President, General Manager, and Business Director at Avery Dennison Corporation from 2004 to 2009.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying text and footnotes, sets forth, as of March 17, 2011 (unless otherwise indicated), (a) the holdings of Common Stock of each director of the Company and of each person nominated for election as a director of the Company at the Meeting, (b) the holdings of Common Stock of each person named in the Summary Compensation Table that appears later in this proxy statement and of all executive officers and directors of the Company as a group and (c) the names, addresses and holdings of Common Stock of each person who, to the Company's knowledge, beneficially owns 5% or more of the outstanding Common Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock
Directors and Executive Officers

Richard G. Marcus c/o American Biltrite Inc. 57 River Street Wellesley Hills, MA 02481	893,121	(3)(5)	25.3%

Roger S. Marcus c/o American Biltrite Inc. 57 River Street Wellesley Hills, MA 02481	878,520	(3)(6)	24.8

William M. Marcus c/o American Biltrite Inc. 57 River Street Wellesley Hills, MA 02481	369,734	(3)(7)	10.5

Mark N. Kaplan	7,000	(8)	*

John C. Garrels III	5,800	(9)	*

Kenneth I. Watchmaker	5,000	(9)	*

James S. Marcus	5,200	(9)	*

Leo R. Breitman	4,000	(9)	*

Mark S. Newman	1,000	(9)	*

All directors and executive officers as a group (13 persons)	2,072,975		55.4

5% Beneficial Owners, other than persons listed above

Estate of Natalie S. Marcus	5,000	(3)(4)	*

Cynthia S. Marcus	9,400	(3)	*

Larry Callahan Ashmont Drive St. Louis, MO 63123	524,324	(10)	15.2

Dimensional Fund Advisors, LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	186,825	(11)	5.4

_______________

*	Represents beneficial ownership of less than 1% of Common Stock outstanding.
(1)	Addresses are given only for beneficial owners of more than 5% of the Common Stock outstanding.

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(2)	Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power.

(3)	As of the date shown, these shares were among the 2,007,775 shares, or approximately 54.7%, of the outstanding Common Stock beneficially owned by the following persons (with respect to Mrs. Marcus, her estate), who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of the Company and the voting of their shares of Common Stock in a manner consistent with each other, and who therefore may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder: Natalie S. Marcus, Richard G. Marcus, Roger S. Marcus, William M. Marcus and Cynthia S. Marcus (c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481).

(4)	The Estate of Natalie S. Marcus does not have sole voting and investment power over any shares of the outstanding Common Stock. The Estate of Mrs. Marcus has the right to acquire 5,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(5)	Richard G. Marcus has sole voting and investment power over 665,121 shares of the outstanding Common Stock. Mr. Marcus is also a co-trustee with Roger S. Marcus over 148,000 shares. Mr. Marcus also has the right to acquire 80,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Richard G. Marcus's wife, Beth A. Marcus, owns 30,086 shares, of which shares Mr. Marcus disclaims beneficial ownership.

(6)	Roger S. Marcus has sole voting and investment power over 650,520 shares of the outstanding Common Stock. Mr. Marcus is also a co-trustee with Richard G. Marcus over 148,000 shares. Mr. Marcus also has the right to acquire 80,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(7)	William M. Marcus has sole voting and investment power over 305,734 shares of the outstanding Common Stock. Mr. Marcus also has the right to acquire 64,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. William M. Marcus's wife, Cynthia S. Marcus, owns 9,400 shares.

(8)	Mark N. Kaplan has sole voting and investment power over 2,000 shares of the outstanding Common Stock. Mark N. Kaplan has the right to acquire 5,000, shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(9)	Messrs. John C. Garrels III and James S. Marcus have sole voting and investment power over 800 and 200 shares of the outstanding Common Stock, respectively. Messrs. John C. Garrels III, James S. Marcus and Kenneth I. Watchmaker each have the right to acquire 5,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Leo R. Breitman has the right to acquire 4,000 shares that are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Mark S. Newman has the right to acquire 1,000 shares that are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(10)	As of December 31, 2010 and based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on December 9, 2009, in which Mr. Callahan reported beneficial ownership of 524,324 shares of Common Stock as of November 30, 2009.

(11)	As of December 31, 2010 and based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2011. According to that Schedule 13G/A, Dimensional Fund Advisors LP (“Dimensional”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively, the “Funds”). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. According to the Schedule 13G/A, all securities reported in that Schedule 13G/A are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors, officers and beneficial owners of more than 10% of the outstanding shares of Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Based solely upon a review of Forms 3, 4, and 5 furnished to the Company during or in respect of the fiscal year ended December 31, 2010, the Company is not aware of any director or officer of the Company or any beneficial owner of more than 10% of Common Stock who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The same person serves as both the Company's principal executive officer and Chairman of the Board. The Board does not have a lead independent director; however, its leadership structure is supplemented by the fact that the President and Chief Operating Officer, who is also a director, has significant management responsibilities. This structure is appropriate for the Company because approximately 54.7%, of the outstanding Common Stock beneficially owned by the following persons (and with respect to Mrs. Marcus, her estate), who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of the Company and the voting of their shares of Common Stock in a manner consistent with each other, and who therefore may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder: Natalie S. Marcus (who passed away in January 2011), Richard G. Marcus, Roger S. Marcus, William M. Marcus and Cynthia S. Marcus. As the group owns a majority interest of the Company, the inside directors have an interest in appropriately mitigating risk. The Board regularly reviews the credit worthiness and liquidity of the Company by receiving reports from the Chief Executive Officer and the Chief Financial Officer. The President and Chief Operating Officer, the Chief Financial Officer and the Executive Vice President hold monthly meetings with the Divisions’ General and Financial Managers. If any operational risks are identified, the President and COO will report these operational risks to the Board. In addition, the majority of the Board consists of outside independent directors. Furthermore, the Company has an Audit Committee of independent directors whose role includes overseeing the Company’s financial reporting, assisting in risk oversight and reviewing and providing oversight in related person transactions. Thus, a majority of directors that includes the audit committee are independent directors who provide oversight of the management of the Company which provides safeguards for all shareholders.

The Company has traditionally identified and evaluated risk as part of each business unit’s annual strategic planning process. The Board does not have a risk committee. Management advises the Board of the status of various risks including but not limited to credit risk, liquidity risk and major areas of operational risk. The Board of Directors’ role in the oversight of risks includes the Audit Committees role in internal controls and other areas previously noted, the independent Board members meeting in executive session after each Board meeting to discuss any issues without management and inside Board members present, and Board members with legal, banking and financial backgrounds advising the Board of risks in entering certain transactions or agreements.

BOARD OF DIRECTORS COMMITTEES

During 2010, the Board held six meetings. Each director who was not an officer and employee of the Company received an annual director's fee of $15,000 and an attendance fee of $2,000 for each of the four regular Board meetings attended, and each member of the Audit Committee received $3,000 for each Audit Committee meeting attended during 2010. The directors do not receive a fee for telephonic meetings. In 2010, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees of the Board on which each director serves.

Directors may elect to defer the receipt of all or a part of the director fees payable to them by the Company. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the prime rate quoted by Bank of America at the end of each quarter.

Directors are also eligible to have their contributions to qualified charitable organizations matched by the Company in an aggregate amount up to $5,000 per director per year (the “Directors’ Matching Gift Program”).

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Pursuant to the Company's 1999 Stock Option Plan for Non-Employee Directors, on July 1, 2010, each director of the Company was granted an option to purchase 500 shares of Common Stock, which options then became fully exercisable on January 1, 2011 in accordance with the terms of that plan. Mr. Mark S. Newman, on becoming a Director of the Company was granted an option to purchase 1,000 shares of Common Stock on August 10, 2010, which option then became fully exercisable on February 10, 2011.

In 2010, Mark N. Kaplan also served as a director of Congoleum and as a member of Congoleum's Compensation Committee until June 30, 2010. In that capacity, Mr. Kaplan received a director's fee of $7,500 and an attendance fee of $2,000 for each of the two regular meetings of the Board of Directors of Congoleum that he attended in 2010. In addition, Congoleum directors were eligible to have their contributions to qualified charitable organizations matched by Congoleum in an aggregate amount up to $5,000 per director per year.

The Board periodically evaluates the appropriate level and form of compensation for board and committee service by non-employee directors and adopts changes to the level and form of compensation for the provision of these services when it considers a change to be appropriate. Historically, the Company has not retained compensation consultants (and did not do so in 2010) to help the directors determine the amount and form of director and committee member compensation.

The Company has a standing Compensation Committee consisting of three members, each of whom is an independent director as determined under the NYSE Amex listing standards. The Compensation Committee met one time during 2010. The members of the Compensation Committee are Messrs. Mark N. Kaplan (Chairman), John C. Garrels III, and Kenneth I. Watchmaker. The Compensation Committee is responsible for the review and establishment of executive compensation, including base salaries, bonuses and criteria for their award, personnel policies, particularly as they relate to fringe benefits, savings and investment plans, pension and retirement plans, and other benefits.

In certain instances, the Compensation Committee may delegate limited authority to the President of the Company to determine the compensation for certain officers of the Company who are not named executive officers. Historically, the Compensation Committee has not retained compensation consultants (and did not do so in 2010) to help it determine the amount and form of executive compensation. The Compensation Committee does not have a charter.

The Company has a standing Audit Committee composed of independent directors as determined under NYSE Amex’s listing standards and the applicable rules of the Securities and Exchange Commission. The members of the Audit Committee are Messrs. Kenneth I. Watchmaker (Chairman), John C. Garrels III, and James S. Marcus. Information regarding the functions performed by the Audit Committee, and the number of meetings held during 2010, is set forth in the Audit Committee Report included in this proxy statement. The Board of Directors has determined that the Company has at least one audit committee financial expert serving on its Audit Committee as determined under the applicable rules of the Securities and Exchange Commission, The Audit Committee financial expert is Mr. Kenneth I. Watchmaker, who is an independent director as defined in the NYSE Amex US’s listing standards. A copy of the Charter of the Audit Committee of the Board of Directors of American Biltrite Inc. is available on the Company’s website at www.ambilt.com.

The Company does not have a standing nominating committee or formal procedure for nomination of directors. The Board of Directors believes that this is appropriate in light of the Company’s ownership structure, which includes individuals (and with respect to Mrs. Marcus, her estate) who together beneficially own approximately 54.7% of the outstanding Common Stock as of March 17, 2011 and who have identified themselves as persons who have in the past taken, and may in the future take, actions which direct or may cause the direction of the management of the Company, and their voting of shares of Common Stock in a manner consistent with each other. Accordingly, these individuals may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder. In light of the existence of this “group,” the Company is a “controlled company,” as that term is defined in Section 801 of the NYSE Amex Company Guide. As a result of the Company’s status as a “controlled company” it may avail itself of an exception to the NYSE Amex rule that generally requires a company whose stock is listed for trading on the NYSE Amex to have director nominations selected or recommended for the board’s selection by either a nominating committee comprised of independent directors or by a majority of the independent directors. All members of the Board of Directors participate in the consideration of director nominees. The Board does not have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors believes that such a policy is not necessary because the directors have access to a sufficient number of excellent candidates from which to select a nominee when a vacancy occurs on the Board and because the Board includes the controlling stockholders of the Company.

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Individual directors will generally recommend candidates to the controlling stockholders and, if acceptable, will submit that person’s name for consideration by the Board. While the Board does not have a specific policy regarding diversity, the Board generally seeks well-qualified candidates with a wide variety of backgrounds and who may also have a specific expertise in such areas as law, accounting, banking, or investment banking.

All members of the Board of Directors are encouraged, but not required, to attend the Company’s annual meeting of stockholders. All members of the Board of Directors attended the annual meeting of stockholders held in 2010.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, has received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met quarterly with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2010.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s 2010 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed Ernst & Young LLP as the Company’s independent auditors for 2011.

AUDIT COMMITTEE

Kenneth I. Watchmaker, Chairman

John C. Garrels III

James S. Marcus

COMPENSATION COMMITTEE

Each year, the Compensation Committee conducts a review of the Company's executive compensation. This review includes consideration of the relationship between an executive's current compensation and his current duties and responsibilities, and inflationary trends. The annual compensation review permits an ongoing evaluation of the relationships among the size and scope of the Company's operations, the Company's performance and its executive compensation. The Compensation Committee also considers the legal and tax effects (including the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended) of the Company's executive compensation program.

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The Compensation Committee's process also includes a review of the performance of each of the named executive officers and certain other executive officers for each fiscal year, the results of which are taken into account in establishing salary and bonus levels. The most significant corporate performance measure for bonus payments is earnings of the Company as a whole and then the relevant divisions or subsidiaries, where appropriate. For 2009 Mr. Roger Marcus was not award a bonus. For 2010, he was awarded a bonus of $150,000. A portion of Mr. Marcus's 2010 bonus was based on earnings for the Company as a whole in accordance with the Compensation Committee policy set forth above. Consideration was also given to his performance as Chief Executive Officer of the Company and as Chief Executive Officer of Congoleum Corporation, taking into account management fees paid by Congoleum Corporation to the Company relating to, among other things, Mr. Marcus's service as Chief Executive Officer of Congoleum Corporation. In awarding Mr. Marcus’s 2010 bonus, the Compensation Committee also considered the performance of the Common Stock, the conclusion of Congoleum’s chapter 11 proceedings, and Mr. Marcus's role in promoting the long-term strategic growth of the Company.

In reviewing the individual performance of the named executive officers and certain other executive officers (other than the Chief Executive Officer), the Compensation Committee takes into account the views of Roger S. Marcus, the Chief Executive Officer. In addition, the Compensation Committee takes into account the full compensation package afforded by the Company (including its subsidiaries) to the individual named executive officer and certain other executive officers. The Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of pension or retirement benefits in a way that furthers the compensation objectives discussed above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mark N. Kaplan, John C. Garrels III, and Kenneth I. Watchmaker were the members of the Compensation Committee of the Board during 2010 and they continue to serve as members of the Compensation Committee, none of whom is or was at any time during 2010 or at any previous time an officer or employee of the Company. Mark N. Kaplan is presently Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, a law firm. During 2010, the Company retained Skadden, Arps, Slate, Meagher & Flom LLP for a variety of legal matters. The Company has retained Skadden, Arps, Slate, Meagher & Flom LLP during 2011 and proposes to retain the firm during the remainder of 2011.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation earned by or paid to the Chairman of the Board and Chief Executive Officer and the Company’s two other most highly compensated executive officers for services rendered to the Company and its subsidiaries in all capacities during 2010 (the “Named Executive Officers”). The table below also identifies the principal capacity in which each of the Named Executive Officers served the Company at the end of 2010.

Effective as of July 1, 2010, the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, the Official Asbestos Claimants' Committee, the Official Committee of Bondholders and the Future Claimants' Representative, dated as of March 11, 2010, as modified (which is referred to in this proxy statement as the Congoleum plan of reorganization), was substantially consummated and became effective. Immediately prior to that time, Congoleum was a majority-owned subsidiary of the Company. By operation of the Congoleum plan of reorganization, all equity interests in Congoleum outstanding immediately prior to the effective date of the Congoleum plan of reorganization were cancelled, effective as of July 1, 2010, which resulted in Congoleum no longer being a subsidiary of the Company. Compensation paid to Roger S. Marcus by Congoleum in his capacity as President and Chief Executive Officer of Congoleum during the period in 2010 that Congoleum was a subsidiary of the Company is included in the following table. Richard G. Marcus did not receive any separately stated compensation from Congoleum for his services as a Vice Chairman of Congoleum during the period in 2010 that Congoleum was a subsidiary of the Company. No compensation was paid to Roger S. Marcus and Richard G. Marcus by Congoleum in their capacities as executive officers or directors of reorganized Congoleum from July 1, 2010 through December 31, 2010.

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				Option	All Other
Name and		Salary	Bonus	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)	($)(4)	($)(5)

Roger S. Marcus(1),(2)	2010	$657,000	$150,000	$ —	$ 42,399	$849,399
Chairman of the Board and	2009	657,000	—	—	63,065 (2)	720,065
Chief Executive Officer

Richard G. Marcus(1),(3)	2010	$657,000	$150,000	—	$104,469	$911,469
President and	2009	657,000	—	—	98,218 (3)	755,218
Chief Operating Officer

William M. Marcus(1)	2010	$526,000	$80,000	—	$81,985	$687,985
Executive Vice President	2009	526,000	—	—	89,329	615,329
and Treasurer

(1)	Roger S. Marcus, Richard G. Marcus and William M. Marcus do not receive any separately stated compensation for their services as directors of the Company, and Roger S. Marcus and Richard G. Marcus did not receive any separately stated compensation for their services as directors of Congoleum during the period in 2010 that Congoleum was a subsidiary of the Company.
(2)	As an officer of Congoleum, Roger S. Marcus also received “Other Compensation” from Congoleum consisting of matching gifts and country club dues in the amount of $5,000 and $20,260 in 2010 and 2009, respectively, which amounts are included in the amount shown.
(3)	Included in Richard G. Marcus’s All Other Compensation is $28,992 in 2010 and 2009 of imputed interest related to a loan associated with split-dollar life insurance policies. The split-dollar life insurance agreements remain in effect since 2001, although the Company ceased paying premiums under those agreements.
(4)	Includes Company contributions of $3,675 in 2010 and 2009 under the Company’s 401(k) Savings and Investment Plan, on behalf of each individual listed as well as Company paid group term life insurance premiums, imputed interest on the split-dollar life insurance policies, life insurance premiums, personal tax preparation fees, personal use of Company automobiles, country club dues, other club dues, executive medical reimbursement payments, matching gifts from the Company and Congoleum, and spousal travel. No item of All Other Compensation which is a perquisite or personal benefit exceeds the greater of $25,000 or ten percent of the total perquisites for any of the Named Executive Officers other than as reported above.
(5)	No Named Executive Officer received Non-Qualified Deferred Compensation Earnings in 2010 or 2009.

Pursuant to the terms of a personal services agreement between the Company and Congoleum that was in effect during 2010 until terminated by operation of the Congoleum plan of reorganization effective as of July 1, 2010, Mr. Roger Marcus served as the Chairman, President and Chief Executive Officer of Congoleum and, pursuant to that agreement, devoted substantially all of his time to his duties in those capacities during normal working hours. The agreement specifically permitted Mr. Roger Marcus to remain as a director and chief executive officer of the Company. The agreement also provided that Mr. Richard Marcus serve as Vice Chairman of Congoleum. The agreement further provided that in exchange for the services of Messrs. Roger and Richard Marcus, Congoleum paid the Company annually: (i) a personal services fee of $500,000 (which was subject to reduction in the event of termination of either Mr. Roger Marcus or Mr. Richard Marcus, as provided in the agreement) payable in equal monthly installments and which was subject to annual increases; and (ii) an annual incentive fee as determined by a majority of Congoleum's disinterested directors. For the six months ended June 30, 2010, Congoleum paid $375,000 in personal services fees to the Company. Except as set forth in the above Summary Compensation Table or in the footnotes to that table, neither Mr. Roger Marcus nor Mr. Richard Marcus received any compensation directly from Congoleum in those capacities during 2010.

Pursuant to the Congoleum plan of reorganization, effective as of July 1, 2010, the Company and Congoleum entered into a Management Services and Commercial Agreement (the “MSCA”) . Pursuant to the MSCA, Mr. Roger Marcus serves as a director and chief executive officer of Congoleum and the Company's Chief Financial Officer, Mr. Howard Feist III,

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serves as the chief financial officer of Congoleum.  In addition, the Company's President and Chief Operating Officer, Mr. Richard Marcus, currently serves as an Executive Vice President of Congoleum. Pursuant to the MSCA, substantially all of Mr. Roger Marcus's time, approximately 25% of Mr. Richard Marcus's time, and approximately 50% of Mr. Feist's time, in each case, during normal working hours on a monthly basis, shall be made available to Congoleum.  In consideration for these services, Congoleum is obligated to pay the Company $66,666.67 monthly, which amount will be adjusted annually commencing on July 1, 2011, based on the metropolitan New York Consumer Price Index, as well as an annual incentive fee if and to the extent Congoleum's earnings before interest, taxes, depreciation and amortization, as determined under the MSCA, exceeds certain thresholds. For the period July 1, 2010 to December 31, 2010 Congoleum paid $400,000 in personal services fees to the Company. The term of the MSCA expires on July 1, 2012. A further description of the MSCA, including terms in addition to the management services described in this paragraph, is provided under "Certain Relationships and Related Transactions" elsewhere in this proxy statement.

The following table sets forth information relating to the outstanding equity awards of the Company as of December 31, 2010, held by each Named Executive Officer. By operation of the Congoleum plan of reorganization, effective July 1, 2010, all equity interests in Congoleum outstanding immediately prior to that date were cancelled, including any options to purchase Congoleum stock held by any Named Executive Officer. No Named Executive Officer exercised any Company or Congoleum stock option or other equity award during 2010 or 2009. The Named Executive Officers do not currently hold any non-option equity awards of the Company.

Outstanding Equity Awards at Fiscal Year-End

Number of Securities Underlying Unexercised Options/SARS at 12/31/10
Name	Exercisable (#)	Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date

Roger S. Marcus	50,000 30,000	— 20,000	$ 9.650 6.500	05/23/14 03/16/18
Richard G. Marcus	50,000 30,000	— 20,000	9.650 6.500	05/23/14 03/16/18
William M. Marcus	40,000 24,000	— 16,000	9.650 6.500	05/23/14 03/16/18

(1) One half of the amount of Unexercisable Options listed are scheduled to vest on each of March 16, 2011 and 2012.

DEFINED BENEFIT PENSION AND PROFIT SHARING PLANS

PENSION PLAN

In addition to the remuneration set forth above, the Company maintains a tax-qualified defined benefit pension plan (the "Pension Plan") for all salaried (non-hourly) employees, including the Named Executive Officers. The Pension Plan provides non-contributory benefits based upon years of service and average annual earnings for the 60 consecutive calendar months in which the participating employee had the highest level of earnings during the 120 consecutive calendar months preceding retirement. Employees compensated on a salaried basis are eligible to participate in the Pension Plan after they complete one year of service.

The compensation used to determine a participant's benefits under the Pension Plan includes such participant's salary (including amounts deferred as salary reduction contributions to any applicable tax-qualified plans maintained under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended). The Internal Revenue Service has limited the

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maximum compensation for benefit purposes to $245,000 in 2010. Salary amounts listed in the Summary Compensation Table are items of compensation included in the earnings used to determine the amount of benefits under the plan. The pension benefits payable under the Pension Plan are subject to an offset for Social Security covered compensation. Social Security covered compensation is the average of the Social Security taxable wage base for the 35-year period ending with the year in which the participant attains Social Security retirement age.

The annual amount of pension payable at the normal retirement date (the first day of the month following attaining age 65 with the completion of five years of service) is 0.5% of the employee's final five year average pensionable earnings up to his Social Security covered compensation, plus 0.9% of any excess over his Social Security covered compensation, multiplied by years of credited service, up to a maximum of 43.75 years. Employees attaining age 55 and 15 years of service may elect early retirement and receive the benefit that would otherwise be payable at his/her normal retirement date, reduced 0.4% for each month that benefit commencement precedes such date.

401(K) PLAN DEFERRED COMPENSATION

The Company maintains the 401(k) Savings Investment Plan (the “401(k) Plan”), a qualified 401(k) plan, to provide tax-advantaged savings vehicles to all employees, including the Named Executive Officers. The Company makes matching contributions to the 401(k) Plan to encourage employees to save money for their retirement. This plan, and the Company's contributions to it, enhances the range of benefits that the Company offers all employees and the Company's ability to attract and retain employees. Under the terms of the 401(k) Plan, qualified employees may defer up to 75% of their eligible pay. The Company's matching contributions to Named Executive Officers under the 401(k) Plan is determined by the level of participation and contribution of each Named Executive Officer and is included in the Summary Compensation Table.

DIRECTORS’ COMPENSATION

The following table sets forth information concerning the fees earned or paid-in cash, the aggregate grant date fair value of awarded stock options computed in accordance with FASB ASC Topic 718 and all other compensation paid or granted to the directors of the Company who are not Named Executive Officers for the year ended December 31, 2010. Directors who are officers and employees of the Company do not receive separately stated compensation from the Company for their services as directors of the Company. For additional information regarding compensation of the Company’s directors in 2010, see “Board of Directors Committees” which appears earlier in this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1),(2)	Nonqualified Deferred Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Kenneth I. Watchmaker	$35,000	$ 973	—	$1,850	$37,823

James S. Marcus	35,000	973	—	__	35,973

John C. Garrels III	35,000	973	__	__	35,973

Mark N. Kaplan(5)	23,000	973	___	__	23,973

Natalie S. Marcus(6)	23,000	973	—	__	23,973

Leo R. Breitman	23,000	973	—	4,500	28,473

Mark S. Newman(7)	5,750	1,689	—	—	7,439

(1)	The aggregate grant date fair value of the options awarded in 2010 to each of the directors shown is computed in accordance with FASB ASC Topic 718. The fair value of the options was calculated based on a Black-Scholes option pricing model using the following assumptions: a 0% assumed dividend yield, volatility factor of the expected market price of the Company’s common stock of 44.3%, 3.62% risk free interest rate, and 7.5 years expected life.
(2)	On December 31, 2010, Messrs. Watchmaker, Marcus, Garrels and Kaplan and Mrs. Marcus had 5,000 option awards outstanding, Mr. Breitman had 4,000 option awards outstanding and Mr. Newman had 1,000 unvested option awards outstanding.
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(3)	The Company accrued interest for Mr. John C. Garrels III on his deferred directors’ compensation at the prime rate at the Bank of America on a quarterly basis. In 2010, the prime rate did not exceed the applicable federal long-term rate by more than 120% in each quarter.
(4)	All Other Compensation includes donations by the Company to qualified charitable organizations pursuant to the Directors Matching Gift Program.
(5)	Mr. Kaplan served as a director of Congoleum during 2010 until June 30, 2010, and received in 2010 from Congoleum a director's fee of $7,500 and an attendance fee of $2,000 for each of the two regular meetings of the Board of Directors of Congoleum that he attended in 2010. In addition, Mr. Kaplan received a $5,000 match gift from Congoleum before June 30, 2010. These amounts are not reflected in the table.
(6)	Mrs. Marcus passed away in January 2011. The directorship formerly held by her is currently vacant.
(7)	Mr. Newman served as a director of Congoleum during 2010 prior to the time he was elected to the Company's Board of Directors. He ceased serving as a director of Congoleum on June 30, 2010. Mr. Newman received in 2010 from Congoleum a director's fee of $7,500 and an attendance fee of $2,000 for each of the two regular meetings of the Board of Directors of Congoleum that he attended in 2010. These amounts are not reflected in the table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2010, the Company retained the services of the law firm Skadden, Arps, Slate, Meagher & Flom LLP for a variety of legal matters. The Company has retained Skadden, Arps, Slate, Meagher & Flom LLP during 2011 and proposes to retain that firm during the remainder of 2011. Mr. Mark N. Kaplan, a director of the Company, is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP. In addition, Mr. Mark Kaplan was also a director of Congoleum from 1995 until June 30, 2010, and served on the Compensation Committee of Congoleum until June 30, 2010.

The Company and Congoleum employ certain immediate family members of the Company's executive officers.  Except as noted in the next sentence, in no case did compensation paid to any of these individuals exceed $120,000 in 2010. During 2010, the Company employed the son of Richard G. Marcus, the Company’s President and Chief Operating Officer, as a President of a jewelry division working in a management, sales and product development position with an annual salary plus bonus of $162,000, as well as a Company provided automobile and a 401(k) match.

Roger S. Marcus, the Company's Chairman and Chief Executive Officer, and Richard G. Marcus, the Company's President and Chief Operating Officer, are brothers. Each of them received compensation from the Company during 2010 for services provided by them in their positions with the Company, as further detailed under "Executive Compensation" and "Defined Benefit Pension and Profit Sharing Plans" elsewhere in this proxy statement.

Roger S. Marcus has been Chairman of the Board of Directors and Chief Executive Officer of Congoleum since 1993. Richard G. Marcus currently serves as an Executive Vice President of Congoleum and was Vice Chairman of Congoleum from 1994 until June 30, 2010, and the Company's Executive Vice President and Treasurer, William M. Marcus, was a director of Congoleum from 1993 until June 30, 2010.

Mark S. Newman was elected as a director of the Company in August 2010. Mr. Newman previously served as a director of Congoleum from 2000 until June 30, 2010.

On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. On August 17, 2009, the United States District Court for the District of New Jersey (the “District Court”) withdrew Congoleum's chapter 11 case from the Bankruptcy Court and assumed authority over the proceedings. Effective as of July 1, 2010, the Congoleum plan of reorganization was substantially consummated and became effective. The District Court previously had entered an order confirming the Congoleum plan of reorganization on June 7, 2010.

Immediately prior to the effective date of the Congoleum plan of reorganization, Congoleum was a majority-owned subsidiary of the Company. By operation of the Congoleum plan of reorganization, all equity interests in Congoleum outstanding immediately prior to the substantial consummation of the Congoleum plan of reorganization were cancelled

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effective as of July 1, 2010, including the shares of Congoleum's Class A and Class B common stock then owned by the Company, which resulted in Congoleum ceasing to be a subsidiary of the Company. Also by operation of the Congoleum plan of reorganization, effective as of July 1, 2010, agreements between the Company and Congoleum then in existence were deemed rejected unless otherwise provided. As a result, among other agreements, the following agreements were effectively terminated:

•	The Joint Venture Agreement, dated as of December 16, 1992, by and among American Biltrite Inc., Congoleum and the other parties thereto, as amended by the Closing Agreement, dated as of March 11, 1993, by and among the same parties;

•	The Personal Services Agreement, dated as of March 11, 1993, by and between American Biltrite Inc. and Congoleum, as amended; and

•	The Business Relations Agreement, dated as of March 11, 1993, by and between American Biltrite Inc. and Congoleum, as amended.

The Joint Venture Agreement had provided for certain rights of indemnification in connection with claims that could be asserted under that agreement. However, any unfunded indemnification claims the Company may have otherwise had or been entitled to assert pursuant to the Joint Venture Agreement are disallowed and rejected under the Congoleum plan of reorganization. The Personal Services Agreement provided for the provision by the Company of management services of certain of the Company's executive officers to Congoleum. The Business Relations Agreement provided for certain commercial arrangements between the Company and Congoleum.

Pursuant to the terms of a Personal Services Agreement, Mr. Roger Marcus served as the Chairman, President and Chief Executive Officer of Congoleum and Mr. Richard Marcus served as Vice Chairman of Congoleum, in consideration for certain payments from Congoleum to the Company which for the period from January 1, 2010 to June 30, 2010 totaled $375,000. A further description of the terms of the personal services agreement is provided under "Executive Compensation" elsewhere in this proxy statement.

Pursuant to the terms of the Business Relations Agreement (i) the Company had the right to purchase Congoleum's vinyl and vinyl composition tile at a price equal to the lower of 120% of Congoleum's fully absorbed manufacturing costs for such tile and the lowest price paid by any of Congoleum's other customers and the exclusive right and license (including the right to sublicense) to distribute such tile in Canada, subject to Congoleum's right to make direct sales in Canada, and (ii) Congoleum had the non-exclusive right to purchase floor tile and urethane from the Company at a price equal to the lower of 120% of the Company's fully absorbed manufacturing costs for such products and the lowest price charged by the Company to any of its other customers. For the six months ended June 30, 2010, the Company had purchases of $3,000 from and sales of $2.7 million to Congoleum pursuant to the Business Relations Agreement. Under the Business Relations Agreement, Congoleum retained the right to sell directly vinyl and vinyl composition tile in Canada in exchange for a royalty payable to the Company by Congoleum of 50% of Congoleum's standard gross margin on such sales. For the six months ended June 30, 2010, Congoleum paid $835,000 to the Company pursuant to that right to distribute tile in Canada.

Pursuant to the Congoleum plan of reorganization, effective as of July 1, 2010, the Company and Congoleum entered into the MSCA . The term of the MSCA expires on July 1, 2012. The MSCA is administered by disinterested directors of the Board.

Pursuant to the MSCA, Mr. Roger Marcus serves as a director and the chief executive officer of Congoleum and the Company's Chief Financial Officer, Mr. Howard Feist III, serves as the chief financial officer of Congoleum.  In addition, Mr. Richard Marcus serves as an Executive Vice President of Congoleum. Pursuant to the MSCA, substantially all of Mr. Roger Marcus's time, approximately 25% of Mr. Richard Marcus's time, and approximately 50% of Mr. Feist's time, in each case, during normal working hours on a monthly basis, shall be made available to Congoleum.  In consideration for these services, Congoleum is obligated to pay the Company $66,666.67 monthly, which amount will be adjusted annually commencing on July 1, 2011, based on the metropolitan New York Consumer Price Index, as well as an annual incentive fee if and to the extent Congoleum's earnings before interest, taxes, depreciation and amortization, as determined under the MSCA, exceeds certain thresholds. For the six months ended December 31, 2010, Congoleum paid $400,000 in personal services fees to the Company.

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Furthermore, pursuant to the MSCA, (i) the Company has the right to purchase floor tile products from Congoleum at a price equal to 120% of Congoleum's fully absorbed manufacturing costs for such tile products and urethane, the exclusive right to purchase and resell Congoleum's vinyl, vinyl composition or other floor tile in Canada, subject to Congoleum's right to make direct sales in Canada, and certain license rights to use Congoleum's trademarks in connection with the Company's purchase, use and sale of Congoleum products, and (ii) Congoleum has the right to purchase from the Company floor tile products and urethane at a price equal to 120% of the Company's fully absorbed manufacturing costs for such tile products and urethane and certain license rights to use the Company's trademarks in connection with Congoleum's purchase, use and sale of the Company's products. For the six months ended December 31, 2010, the Company had purchases of $4,000 from and sales of $1.9 million to Congoleum pursuant to the MSCA. Under the MSCA, Congoleum has retained the right to sell directly Congoleum's vinyl, vinyl composition or other floor tile in Canada in exchange for a royalty payable to the Company by Congoleum of 50% of Congoleum's standard gross margin, as determined under the MSCA, on such sales. For the six months ended December 31, 2010, Congoleum paid $465,000 to the Company pursuant to that right to distribute tile in Canada.

Pursuant to the MSCA, the Company and Congoleum entered into a license agreement effective July 1, 2010, pursuant to which the Company and Congoleum granted each other license rights to certain of their respective urethane technologies.

Also pursuant to the MSCA, Congoleum provides information technology support and oversight services to the Company for a monthly fee of $5,416.67, consistent with the scope of services that Congoleum had historically provided the Company prior the effective date of the Congoleum plan of reorganization, and which scope of services may be changed by mutual agreement of the Company and Congoleum.

Pursuant to terms of a licensing agreement between the Company's subsidiary, American Biltrite (Canada) Ltd. ("ABI (Canada)"), and Congoleum, Congoleum granted a license to ABI (Canada) for use of Congoleum's technology to manufacture non-PVC flooring products. The licensing fee ranges from 3% to 5% of sales. Based on development costs incurred by ABI (Canada), royalties became due and payable when royalties owed Congoleum exceeded $100,000. ABI (Canada) paid Congoleum $88,000 for licensing fees under this arrangement in 2010. The Congoleum plan of reorganization amended this licensing agreement to provide that its term expire on July 1, 2012.

In addition, from time to time, the Company and Congoleum make joint purchases of goods or services in order to benefit from their combined purchasing power. Costs for such goods or services are allocated ratably between the Company and Congoleum.

For further information regarding the Congoleum plan of reorganization see the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2010. The Forms 10-K and 8-K may be obtained at the Securities and Exchange Commission’s website at www.sec.gov. In addition, the foregoing descriptions of the Company's agreements with Congoleum are summaries and are qualified in their entirety by the terms of the agreements. Copies of the Joint Venture Agreement, Personal Services Agreement, Business Relations Agreement and MSCA are filed with the Securities and Exchange Commission and may be obtained at the Securities and Exchange Commission's website at www.sec.gov.

The Company has policies and procedures for the review, approval and ratification of related person transactions that are required to be reported under Regulation S-K, Item 404(a) under the Exchange Act. As part of these policies and procedures and pursuant to the charter for the Company's Audit Committee, the Audit Committee is responsible for reviewing and providing oversight of related person transactions. In addition, the Company's written corporate policies provide policies and procedures regarding conflicts of interests that the officers or employees may have with regard to the Company. Other aspects of the Company's policies and procedures for the review, approval and ratification of related person transactions are not contained in a formal writing but have been communicated to, and are periodically reviewed with, the Company's directors and executive officers.

Generally, prior to a director or executive officer entering into a related person transaction with the Company, the facts and circumstances pertaining to the transaction, including any direct or indirect material interest the director or executive officer or his or her immediate family members may have in the transaction, must be disclosed to the Audit Committee members and the Board. When a proposed related person transaction is submitted to the Board, the Board will decide whether to authorize the Company to enter into the proposed transaction. If a director has a personal interest in the

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proposed transaction, he or she may not participate in any review, approval or ratification of the proposed transaction. In their review of the proposed related person transaction, the Audit Committee and Board consider relevant facts and circumstances, including (if applicable): the benefits to the Company; the impact on a director's independence in the event the person in question is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties. Related person transactions are approved only if, based on the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith.

The Company monitors and periodically inquires of its directors and executive officers as to whether they may have any direct or indirect material interest in a related person transaction with the Company, and the Company's written corporate policies require its employees and officers to report to the Company's management conflicts of interest they may have with regard to the Company.

All applicable related person transactions described above were reviewed and approved or ratified in accordance with our policies and procedures described above.

Natalie S. Marcus (and now her estate), Richard G. Marcus, Roger S. Marcus, William M. Marcus and his wife, Cynthia S. Marcus, together beneficially own approximately 54.7% of the outstanding Common Stock as of March 11, 2011. These individuals have identified themselves as persons who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of the Company, and their voting of shares of Common Stock in a manner consistent with each other. Accordingly, these individuals may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

CHANGE OF CONTROL ARRANGEMENTS

Under the terms of the Company's 1993 Stock Award and Incentive Plan, as amended and restated as of March 4, 1997 and further amended on May 6, 2008 (the “1993 Plan”), all outstanding awards granted under that plan that were not previously exercisable and vested will become fully vested and exercisable if: (i) any person (other than an exempt person (as defined in the succeeding sentence)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of that two-year period constitute the entire Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction of the type referred to in clauses (i), (iii) or (iv) of this paragraph) whose election to the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of that two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) the Company's stockholders approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the Company's voting securities outstanding immediately prior to the consummation of that transaction representing 50% or more of the combined voting power of the surviving or parent entity outstanding immediately after the merger or consummation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than an exempt person) acquires 50% or more of the combined voting power of the Company's then outstanding voting securities; or (iv) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of all, or substantially all of, the Company's assets (or any transaction having a similar effect). For purposes of the 1993 Plan, an "exempt person" means (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company, or (d) any person or group of persons who, immediately prior to the adoption of the 1993 Plan owned more than 50% of the combined voting power of the Company's then outstanding voting securities. The Named Executive Officers hold unvested options granted under the 1993 Plan as set forth in the table entitled “Outstanding Equity Awards at Fiscal Year-End,” which appears earlier in the proxy statement.

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RELATIONSHIP WITH REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as the Company’s registered independent public accountants to audit the financial statements of the Company for 2011. Information relating to the fees billed to the Company by Ernst & Young LLP for 2009 and 2010 and to Congoleum for 2009 and through June 30, 2010 are as provided below. Fee amounts for Congoleum noted below were paid by Congoleum.

Audit Fees

The aggregate fees and expenses billed by Ernst & Young LLP for professional services rendered for the audit of the financial statements of the Company and Congoleum for 2009 and 2010 and the reviews of the Company's and Congoleum’s quarterly financial statements included in the Company's and Congoleum’s respective Quarterly Reports on Form 10-Q for 2009 and 2010 were $1,140,700 and $775,500, respectively ($442,500 in 2009 and $65,000 in 2010 of such fees were for services provided to Congoleum).

Audit Related Fees

The aggregate fees and expenses billed in 2009 and 2010 by Ernst & Young LLP for professional services rendered to the Company and Congoleum for audit related services, which were related to services with respect to the Company’s and Congoleum’s internal controls in preparation for compliance with Section 404 of the Sarbanes Oxley Act of 2002 and for Ernst & Young On-line for 2009 and 2010 were $166,680 and $1,680 respectively ($125,000 in 2009 and $0 in 2010 of such fees were for services provided to Congoleum).

Tax Fees

The aggregate fees billed in 2009 and 2010 by Ernst & Young LLP for tax services provided to the Company and Congoleum related to tax compliance assistance for the Company’s foreign branches, tax advice, tax planning and tax return preparation were $62,457 and $132,724, respectively ($0 in 2009 and $0 in 2010 of such fees were for services provided to Congoleum).

All Other Fees

The aggregate fees billed in 2009 and 2010 by Ernst & Young LLP for all other services rendered to the Company and Congoleum other than those mentioned above were related to Congoleum’s tax advice concerning debt instruments and transitioning workpapers and other information to Congoleum’s new auditing firm were $0 and $28,000, respectively ($0 in 2009 and $28,000 in 2010 of such fees were for services provided to Congoleum).

Fees for services provided by Ernst & Young LLP to Congoleum were approved by Congoleum’s audit committee. The Company’s Audit Committee did not pre-approve Ernst & Young LLP’s fees for services it provided to Congoleum but considered the amounts of such fees paid when making judgments regarding Ernst & Young LLP’s independence. All audit related services, tax services and other services provided by Ernst & Young LLP, other than those provided to Congoleum, were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policies and procedures are to review proposed Ernst & Young LLP audit, audit-related, tax and other services and pre-approve such services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved by the Audit Committee. Pursuant to those policies and procedures, the Audit Committee may delegate to one or more members of the Audit Committee pre-approval authority with respect to permitted services. The Audit Committee did not approve any services described above pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X of the regulations promulgated by the Securities and Exchange Commission.

Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

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SHAREHOLDER COMMUNICATION POLICY

The Company has established procedures for shareholders to communicate directly with the Board on a confidential basis. Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 57 River Street, Wellesley Hills, Massachusetts 02481 Attention: Henry W. Winkleman. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the Board or individual directors addressed, as applicable. To the extent that a shareholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

SUPPLEMENTAL INFORMATION

On December 31, 2003, Congoleum filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Roger S. Marcus, Richard G. Marcus and Howard N. Feist III were executive officers of Congoleum at the time of such filing and continue to serve as executive officers of Congoleum. Also, Roger S. Marcus, Richard G. Marcus, William M. Marcus, Mark N. Kaplan and Mark S. Newman were directors of Congoleum Corporation at the time of such filing and continued to serve in those capacities until June 30, 2010 (other than Roger S. Marcus who remains a director of Congoleum).

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company’s 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices by December 25, 2011. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company’s principal executive offices by February 8, 2012. However, if the Company holds its 2012 Annual Meeting of Stockholders before April 3, 2012, or after June 2, 2012, the foregoing deadlines for submitting stockholder proposals with respect to the 2012 Annual Meeting of Stockholders would instead be a reasonable time before we begin to print and make available our proxy materials for that meeting.

OTHER MATTERS

At this time, the Company is not aware of any other matters which may come before the Meeting. If any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will vote the shares represented by proxy in their discretion.

By Order of the Board of Directors

AMERICAN BILTRITE INC.

Henry W. Winkleman

Secretary

Wellesley Hills, Massachusetts

March 24, 2011

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X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY

AMERICAN BILTRITE INC.

ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2011

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Roger S. Marcus, Richard G. Marcus and William M. Marcus and each of them, as attorneys and proxies, with full power of substitution, to represent and to vote, as designated below, at the Annual Meeting of Stockholders of American Biltrite Inc. (the "Company") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square New York, New York on Monday, May 9, 2011, at 2:30 P.M., local time, and at any adjournment thereof, all shares of Common Stock of the Company which the undersigned could vote if present in such manner as such proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified hereon.

	For	With-hold	For All Except
1. ELECTION OF CLASS III DIRECTORS (except as marked to the contrary below):	☐	☐	☐

Nominees: **Mark N. Kaplan** **William M. Marcus** **Kenneth I. Watchmaker**

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Print Your Name Here ____________________

Detach above card, sign, date and mail to
Registrar and Transfer
10 Commerce Drive
Cranford, New Jersey 07106-3571
in postage paid envelope provided with second mailing.

AMERICAN BILTRITE INC.

Note: Signature(s) should agree with name(s) as printed hereon. All joint owners and fiduciaries should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office of authority. If a partner, sign in partnership name by authorized person.

PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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